Exhibit 99.1

Falcon Capital Shareholders Approve Business Combination with Sharecare, Inc.

NEW YORK, NY, June 29, 2021 – Falcon Capital Acquisition Corp., a Delaware corporation (the “Company”) (Nasdaq: FCACU, FCAC, FCACW), announced today that the Company’s shareholders have voted to approve all of the proposals related to the proposed business combination (the “Business Combination”) with  Sharecare, Inc. (“Sharecare”). The Company’s Board of Directors had previously approved the Business Combination and recommended that its shareholders vote in favor of it and all of the proposals relating to the Business Combination.

More than 97% of the votes cast at the Special Meeting were in favor of the approval of the Business Combination. Falcon shareholders also voted overwhelmingly to approve the other proposals at the Special Meeting.

The additional proposals approved by the Company’s Shareholders include: (i) amend and restate the amended and restated certificate of incorporation of the Company to, among other things, include a certificate of designations for the Series A Preferred Stock, change the Company’s name to Sharecare, Inc. and increase the Company’s authorized number of shares to 615,000,000; (ii) issue certain securities in connection with the Business Combination as required by Nasdaq listing rules; and (iii) approve the Company’s 2021 Omnibus Incentive Plan.

The Business Combination is expected to close on or about Thursday, July 1, 2021.  The combined and renamed company expects that its Class A common stock and public warrants will commence trading on the Nasdaq Capital Market under the new trading symbols “SHCR” and “SHCRW”, respectively, starting on or about Friday, July 2, 2021.

About Falcon Capital Acquisition Corp.

The Company is a blank check company whose business purpose is to effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses or entities. The Company’s management team is led by Alan G. Mnuchin, the founder and chief executive officer of Ariliam Group. The Company has formed an investment partnership with Eagle Equity Partners, which is a founding investor in the Company’s sponsor. For more information about the Company, please visit www.falconequityinvestors.com.

About Sharecare

Sharecare is the leading digital health company that helps people – no matter where they are in their health journey – unify and manage all their health in one place. Sharecare’s comprehensive and data-driven virtual health platform is designed to help people, providers, employers, health plans, government organizations, and communities optimize individual and population-wide well-being by driving positive behavior change. Driven by the philosophy that we are all together better, Sharecare is committed to supporting each individual through the lens of their personal health and making high-quality care more accessible and affordable for everyone. For more information about Sharecare, please visit www.sharecare.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The Company’s and Sharecare’s actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the Company’s and Sharecare’s expectations with respect to future performance and anticipated financial impacts of the Business Combination, the satisfaction of the closing conditions to the Business Combination and the timing of the completion of the Business Combination. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside the Company’s and Sharecare’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the outcome of any legal proceedings that were instituted against the Company and Sharecare following the announcement of the Merger Agreement and the transactions contemplated therein and that may be instituted in the future; (2) the inability to complete the Business Combination, including due to conditions to closing in the Merger Agreement; (3) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement or could otherwise cause the transactions contemplated therein to fail to close; (4) the inability to obtain or maintain the listing of New Sharecare’s common stock on Nasdaq following the Business Combination; (5) the risk that the Business Combination disrupts current plans and operations as a result of the consummation of the Business Combination; (6) the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition and the ability of the combined company to grow and manage growth profitably and retain its key employees; (7) the possibility that Sharecare or the combined company may be adversely affected by other economic, business, and/or competitive factors; (8) New Sharecare’s ability to raise financing in the future and to comply with restrictive covenants related to long-term indebtedness; (9) the impact of COVID-19 on Sharecare’s business and/or the ability of the parties to complete the Business Combination; and (10) other risks and uncertainties indicated in the proxy statement/prospectus relating to the Business Combination, including those under “Risk Factors”, and in the Company’s other filings with the SEC. The Company cautions that the foregoing list of factors is not exclusive. The Company cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

Media Contacts:

ICR Westwicke

Sean Leous

Sean.leous@westwicke.com

+1646-866-4012

Sharecare

Jen Martin Hall

jen@sharecare.com

Investor Contacts:

ICR Westwicke

Bob East / Jordan Kohnstam

SharecareIR@westwicke.com

Falcon Capital

Saif Rahman

info@ariliam.com